                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)          DECEMBER 11, 2002


                             INVESTMENT AGENTS, INC.
       (Exact name of Registrant as Specified in its Charter Post-merger)


            NEVADA                  333-61286               88-0467944
(State or Other Jurisdiction       (Commission            (IRS Employer
 of Incorporation pre-merger)      File Number)   Identification No. pre-merger)


  #13F., NO. 77, HSIN TAI WU ROAD, SEC. 1, HIS-CHIH, TAIPEI COUNTY, TAIWAN ROC
                                  (New Address)

Registrant's telephone number, including area code        (011) 886-2-2698-8588

ITEM 1. CHANGES IN CONTROL OF THE REGISTRANT.

      On December 11, 2002, Investment Agents, Inc. (d/b/a City Network, Inc.) acquired all of the issued and outstanding stock of City Network Technology, Inc. (formerly Gelchrest Investments Limited), a BVI company ("CNT") pursuant to an Amended Exchange Agreement dated as of December 11, 2002, by and among CNT, the shareholders of CNT, Pamela Ray Stinson, Raymond Robert Acha, Joseph H. Panganiban and Investment Agents (the "Exchange Agreement"). CNT based in the British Virgin Islands, is the parent company of City Network Inc. (Taiwan).

      Pursuant to the Exchange Agreement, CNT became a wholly-owned subsidiary of Investment Agents, and in exchange for the CNT shares, Investment Agents issued 12,000,000 shares of its common stock to the shareholders of CNT, representing 49% of Investment Agents' outstanding stock at that time. In connection with the exchange and change in control, the current officers and directors of Investment Agents resigned and the following five persons were appointed as officers and directors: Tiao-Tsan Lai, Hsin-Nan Lin, Alice Chen, Chin Yuan Liao and I-Min Ou.

OVERVIEW

      Investment Agents, Inc. (together with its operating subsidiary, "City Network") is a provider of internet broadband and wireless infrastructure equipment and services for the rapidly expanding broadband marketplace. We are dedicated to delivering the most user-friendly, cost-effective, and customer-tailored, high-speed internet broadband access equipment to meet the growing business needs of the hospitality, residential property, telecommunication and SME (Small & Medium Enterprises) marketplace worldwide.

      With the continuous expansion of the internet worldwide, we believe that City Network is uniquely positioned to capitalize on what we believe to be vast underdeveloped and overlooked new and emerging growth internet markets. Together with a combination of superior technical, sales, design and manufacturing experience, our company is poised to tap the potential of countless new clients throughout the globe. For the first time, our customers have the choice to source one of the most convenient, low-cost and diverse product packages combined with the best personal service to make up a truly comprehensive business solution.

      Founded in Taipei, Taiwan in 1994, City Network designs, manufactures and markets a comprehensive line of broadband and wireless internet access solutions. The company's product line ranges from the City Network HPNA device for the blooming worldwide residential building and hospitality market to the simple DSL bridge/modem for the home and small business user. All City Network broadband access equipment includes easy-to-use GUI-based remote management and sophisticated routing technology software packages for simplified setup, extensive network management and global network connectivity capabilities. Currently, City Network Home PNA and xDSL broadband access equipment is widely deployed by major telecommunication carriers, ISPs, and System Integrators worldwide.

      With the development and production of the company's complete series of internet products, City Network is able to provide a `total solution' for any customers needs. In addition, we believe that key advantages in price, flexibility and core market sales experience make City Network a truly superior competitor. From Home PNA, high-speed xDSL communications, to wireless networking products, City Network can take the broadband super-highway to wherever you are.

PRODUCT AREAS

      The City Network product repertoire contains items compatible with all major distribution platforms. This gives clients a one-stop shop for all their broadband internet needs.

ADSL/VDSL ACCESS DEVICES

      City Network ADSL/VDSL devices provide broadband access based on the world's leading internet technologies. The 20Mbps VDSL over Ethernet equipment will allow both developing businesses as well as home users to meet their media and communication needs quickly and in a cost-effective manner. It can also provide high speed internet without influencing quality over a larger distance for a cost-effective and efficient method of broadband access. We believe that the low level of maintenance required and high level of connectivity should be able to meet market demand for many years into the future.

HPNA ACCESS DEVICES

      HPNA is a broadband network access system based on the HomePNA technology originally invented in the U.S. This system can provide 1M/10Mbps broadband data access through existing telephone lines. This technology allows both voice and data to be shared by the same telephone line. Furthermore, City Network HPNA technology extends internet transmission distance, allows for multiple single-line users (up to 25), and is compatible with cable, fiber, wireless and xDSL. Combined with City Network ADSL of VDSL access devices, HomePNA is a great solution to "the last mile problem." We believe that the quality and affordability makes the product ideal for residences, schools, cafes and hotel resorts.

WIRELESS COMMUNICATION PRODUCTS

      City Network wireless networking products allow computers and appliances to communicate through radio signals, providing added mobility and convenience. With the development of the City Network IEEE802.11 and IEEE802.1x wireless solutions, both individual and corporate clients can enjoy work environments free of cords and wires. Furthermore, customers can enjoy the stability and security of the City Network LAN products. All wireless solutions are equipped with a user verification function to maximize security and reduce outside interference.

FIBER AND OTHER IMPORTANT ACCESS EQUIPMENT

      With City Network's access equipment, bandwidth can be distributed efficiently to multiple end users. For developing countries such as China, the City Network solution of integrating wireless with existing telephone lines or cable is often much more attractive than building new infrastructure. From routers and hubs, to PCMCIA cards and USB adapters, City Network provides customers with a wide range of networking products to meet all customer needs.

CORPORATE PROFILE

      City Network simplifies how people access the internet through easy-to-use broadband connectivity products and solutions. Its' product offerings and development efforts are focused on increasing the speed and efficiency of the `last mile' portion of communications networks. Through a combination of fixed-wire and wireless products, the company's network equipment connects internet service providers to their end users.

      A fast growing, leading technology developer of broadband and wireless networking products, City Network has gained industry recognition for developing high performance broadband access solutions. The company's range of products provide a complete solution for providing high speed broadband internet access in homes, airports, convention centers, hotels and other public establishments. Simplicity of use, ease of implementation and cost-effectiveness are the cornerstones of the City Network solution.

      We believe that City Network delivers the most comprehensive solution in the market for broadband qualification, installation and support. Since its inception, City Network has operated with the vision of "bringing the broadband superhighway to you, anytime and anywhere." The company has quickly evolved into a global company with rapid expansion of its' distribution network and marketing offices in North and South America, Europe, Japan and the entire Asia Pacific region.

KEY SUCCESS FACTOR: QUALITY CONTROL

      City Network's goal is to provide customers with superior quality, defect-free products. Working with primary manufacturers and manufacturers of component parts, the company has instituted quality control measures at all stages throughout the manufacturing process. At the first stage, the company works with its' primary manufacturers to institute a general quality control check upon the entry of the various component parts into the primary manufacturer's factory (a.k.a., the incoming inspection). At the second stage, the primary manufacturer checks to ensure that the contacts which are being fitted with connectors function properly. The third and fourth stages of quality control occur after each molding process, with the final product being subject to quality control upon shipment to City Network. Finally, City Network performs tests on a certain percentage of each shipment it receives to ensure the products meet total quality standards.

PRODUCTS

      At the core of today's communications networks are components that enhance the speed, bandwidth and quality of internet/data, video and voice transmissions. City Network's fiber, copper, and wireless connectivity components serve as the critical junction and connection points that link one network to another.

      We have both the agility and depth to deliver tailored and exact solutions to meet customers' needs. City Network offers products for several technology platforms. Combined we have the capability of delivering high speed broadband access to the end user whether they are at home, in the office or on the road.

      Cable/Optical Networking Products

      - City Network's cable and optical products multiplexes bandwidth among all users over tree-based topology coax or optical cables.

      - Custom designs to meet large systems integrators and telecommunications companies' needs.

      - Ease of set-up, integration and maintenance allow City Network to meet the needs of multi-dwelling unit buildings and large office complexes quickly and thoroughly.

      xDSL Products

      - xDSL is an alternate and lower cost technology to connect to the internet. xDSL is substantially cheaper than a T1 line which can cost from $1,500 to $3,000 for installation and equipment.

      - xDSL does not require a high-level technical support structure. xDSL can often cost under $500 to install and implement making it most suitable to small businesses and telecommuters who cannot afford a T1 line.

      - City Network is positioned to take advantage of the impending growth in the broadband xDSL industry due to the superior quality and affordability of the Company's xDSL equipment and service packages. The product offerings are on the cutting-edge of xDSL technology and we believe will meet market requirements for many years to come.

      Home Phone Line Wiring (HPNA)

      - City Network's HPNA products allow for networking a home using the existing phone wiring.

      - City Network's HPNA 2.0 standard can achieve 10-16Mbps and higher rates of data transfer.

      - HPNA technology allows up to twenty-five computers to connect simultaneously using the same internet source.

      -     Compatible with POTS telephony and ADSL signaling on the same wire.

      Wireless

      - Wireless broadband eliminates the need for phone lines, cables and electrical outlets.

      - Supports bandwidth-intensive applications such as graphic rich media, animation, internet phone calls and video conferencing (without breaking up), sending and receiving of large email messages or files, online banking, investing or online shopping. City Network's family of wireless access devices allow users to access their LAN or VPN, as if the remote office was connected directly to the company's backbone network. It also lets business customers raise the level of worker productivity and allow companies to offer highly efficient work-at-home programs to their employees.

      - Using authentication and verification technology, City Network is able to ensure the security of a wireless network. Multi-national businesses in information sensitive industries such as insurance and financial services have been convinced that with City Network's wireless products their information is safe.

MARKET OVERVIEW

      Information is proliferating worldwide, and demand for that information, by businesses, governments, universities and individuals is exploding, driven primarily by the exponential increase in use of the internet for communications, information gathering and electronic commerce.

      As business becomes more complex and geographically diverse, the demand for information, delivered to the "transaction point," wherever in the world that point might be, has fueled the increase in networks and computer connectivity systems. These trends have created an ever-increasing demand for bandwidth, to accommodate both internet and network traffic. However, the growth and technological advancement of the hardware backbone for networking and computer connectivity has not kept pace with that demand. The worldwide struggle to bring networking and computer connectivity hardware up to the level of demand represents a business opportunity for City Network. The company's strategic objective is to become a leading designer and manufacturer in the networking and computer connectivity equipment industry.

BUSINESS STRATEGY

      The networking and computer connectivity industry is characterized by rapid technological change. To maintain and enhance the company's competitive position, City Network constantly adapts to technological changes, upgrading and expanding its' product line, and eliminating obsolete products within that line.

      The networking and computer connectivity industry is also characterized by inevitable price erosion across the life cycle of products and technologies. To maintain profitability in the face of constantly shrinking gross margins, City Network's strategy is to seek out low cost producers without sacrificing quality and to develop and maintain efficient internal operations allowing the company to control its' expenses.

      The company is constantly expanding and changing product lines to increase the total number of products offered to attract new customers, to penetrate new geographic and vertical markets and to increase gross sales. By expanding the product line to include products for different technologies, frequencies and connection configuration, City Network has successfully expanded sales activities into a number of new markets.

INDUSTRY GROWTH DRIVERS

GROWING NEED FOR ADDITIONAL BANDWIDTH

      The computer networking industry is witnessing a growing demand for additional bandwidth as a result of the popularity of the internet and global need for rapid, current information. Many people who use the internet cannot access information/download pages quickly because their ISP's hardware is out-dated or low-quality and therefore unable to process hundreds of thousands of requests simultaneously. This is a particularly acute problem during peak hours and in markets with little infrastructure. Therefore, City Network is focused on improving the quality of internet connectivity in systems worldwide.

IN-HOME NETWORKING SYSTEMS

      An emerging market opportunity exists in connecting household appliances and computers in homes. With City Network's HPNA networking products, numerous applications can be developed to program, control and interact with home heating, lighting, security, and appliances. Advances such as these will undoubtedly spur growth and encourage innovation worldwide and City Network will help to make these technologies accessible.

PROLIFERATION OF HANDHELD/COMMUNICATION DEVICES

      The cornerstone on which the new economy is built is the timely delivery and access to information at any location. The growth and productivity of today's business economy is reliant upon the accuracy, efficiency and accessibility to data and communication. With the growth in popularity of handheld/communication devices and their great functional complexity, consumers will be able to access a wide array of multimedia content wherever they may be located. In the future, mobile phones and PDA's will enjoy unhindered access to rich multimedia content via the internet and City Network will play a role in this transaction.

EXPANSION OF PC'S INTO DEVELOPING COUNTRIES

      As PC's become ubiquitous throughout the world's emerging economies, we believe the number of high capacity PC's with added features and better voice/image quality will increase exponentially. The spread of the information economy will continue to drive and enable developing countries to utilize internet technology. Throughout the world, countries previously without even phone lines can access the internet via City Network's wireless networks on their notebook computers.

GROWTH OF THE INTERNET

      The growth of the internet has forced many telecommunication service providers to replace their voice networks with more efficient, data-oriented packet networks. The increased demand for services and data over the internet will require companies to upgrade their infrastructure to meet demand. City Network has worked tirelessly partnering with local telecommunications companies in developing new, cost effective and complete solutions for broadband internet access in new markets. No matter how and where the internet moves, City Network will have a solution to the problem.

GROWTH/EXPANSION STRATEGY

      City Network's strategic objective is to become a leader in the computer and network connectivity equipment market, and to make the City Network name synonymous with excellence and state-of-the-art hardware in this segment.

PROVIDING INTEGRATED SOLUTIONS

      Convergences of voice, data and internet into one seamless IP-based communications network to cost effectively connect an unlimited variety of applications and services, enabling broader choice of devices for customer services provided over a common platform. Choice and freedom have long been the foremost in the City Network business development strategy.

EXPLORE ADDITIONAL REVENUE GENERATING SERVICES

      Unlocking content (voice, data, video, text, commerce, etc.) so it can flow unfettered among applications will present significant potential as a future revenue source. The creation of content and the precision delivery to targeted clients and markets will also become increasingly important. Some examples include news, online shopping, gaming, video, security and other relevant content. This can create unprecedented new revenue and client sources for City Network.

BUILDING INTERNATIONAL PRESENCE

      The low penetration rate of broadband internet in developing countries has created an enormous opportunity for City Network. The demand for internet throughout the world creates opportunity in otherwise unexpected venues. Particularly in new and emerging growth markets, City Network will continue to partner with individuals, companies and governments in these areas as part of the company's growth strategy.

PARTNERING, ACQUIRING AND COOPERATING WITH THIRD PARTIES

      City Network's success has been largely due to the fact that the company has established long term relationships with system integrators, electronics manufacturers and telecommunication companies. Joint ventures and cooperative efforts have been the hallmark of City Network's development into new areas. In the future, City Network will continue to expand through mergers and other cooperative synergies. The blending of manufacturing expertise, market savvy and local know-how will continue to be a winning combination for City Network.

EMPLOYEES

      As of December 11, 2002, we employed thirty-four (34) persons. Of these, 7 are in administration, 4 are in finance, fourteen (14) are in research and development and 9 are in sales and marketing. None of our employees are covered by any collective bargaining agreement. We generally consider our relationship with our employees to be satisfactory and have never experienced a work stoppage.

REGULATION

      We have not been materially impacted by existing government regulation and are not aware of any potential government regulation that would materially effect our operations.

INTELLECTUAL PROPERTY AND PROPERTY RIGHTS

      Our copyrights, trademarks, service marks, trade secrets, proprietary technology and other intellectual property rights distinguish our products and services from those of our competitors, and contribute to our competitive advantage in our target markets. To protect our brand, products and services and the systems that deliver those products and services to our customers we rely on a combination of copyright, trademark and trade secret laws as well as confidentiality agreements and licensing arrangements with our employees, customers, independent contractors, sponsors and others.

      We strategically pursue the registration of our intellectual property rights. However, effective patent, trademark, service mark, copyright and trade secret protection may not always be available. Existing laws do not provide complete protection, and monitoring the unauthorized use of our intellectual property requires significant resources. We cannot be sure that our efforts to protect our intellectual property rights will be adequate or that third parties will not infringe or misappropriate these rights. In addition, there can be no assurance that competitors will not independently develop similar intellectual property. If others are able to copy and use our products and delivery systems, we may not be able to maintain our competitive position. If litigation is necessary to enforce our intellectual property rights or determine the scope of the proprietary rights of others, we may have to incur substantial costs or divert other resources, which could harm our business.

      In addition, competitors and others may claim that we have infringed their intellectual property rights. Defending any such lawsuit, whether with or without merit, could be time-consuming, result in costly litigation or prevent us from offering our products and services, which could harm our business. If a lawsuit against us is successful, we may lose the rights to use our products or be required to modify them, or we may have to pay financial damages.

      In order to develop, improve, market and deliver new products and services, we may be required to obtain licenses from others. There can be no assurance that we will be able to obtain licenses on commercially reasonable terms or at all or that rights granted under any licenses will be valid and enforceable.

MANAGEMENT

      Our directors, executive officers and other significant employees and their ages and positions are as follows:

Name of Individual            Age      Position with company and subsidiaries
------------------            ---      --------------------------------------
Andy Lai                      40       President, Director and Chief Executive Officer
Hsin Nan Lin                  42       Chief Financial Officer and Director
Alice Chen                    39       Vice President and Director
Chin-Yuan Liao                30       Manager and Director
I-Min Ou                      33       Director


      Set forth below is a description of the backgrounds of each of the officers and directors of the Company:

      ANDY T.T. LAI holds an MBA degree from St. Thomas University in Minnesota, USA. Mr. Lai has been Chairman, President and Director of City Network since October 2002. Mr. Lai has been Chairman, President and Director of City Network (Taiwan) since June, 1997. As a pioneer in the network equipment market he was the first entrepreneur to bring the Home PNA solution to Taiwan, China and Asia. With Mr. Lai's guidance, City Network implemented Home PNA in a winning design for an Internet Service Model for the Taipei city government in 1998. In 1999, Mr. Lai also procured an open tender for a Home PNA project with Korea Telecom. From 1999 to the present, under Mr. Lai's capable management, City Network has had its products approved for purchase and sale by China Telecom, Taiwan's HiNet, Japan OCC and Finland Telecom. In addition, Mr. Lai established business projects with Shanghai Telecom, Fujian Telecom and Guang Dong Telecom. In October, 2000, Mr. Lai was presented the "Excellent Manager" industry award in Taiwan for outstanding service as Chairman of City Network. In June, 2002, Mr. Lai was also awarded the "The Excellent Alumnus" award for his success in business beyond graduation from the Taiwan National Military Academy.

      HSIN NAN LIN holds an EMBA degree from Chiai University in the Republic of China. He has been Vice President and a Director of City Network since October 2002. He has been Vice President and a Director of City Network (Taiwan) since June, 2002. In addition, he serves on the board of directors for a large Taiwanese investment company called Chief Financial Consultants, Inc. Before joining these groups, Mr. Lin served ten years as the general manager of manufacturing for a company with gross sales of over 3.5 million US dollars per year. From 1990 through to the present, Mr. Lin has had twelve years service as financial consultant for several public companies in Asia and has served as Vice President of Chei-Hwa Financial and Investment Consulting Co., Ltd.

      ALICE CHEN possesses a degree in Legal Policy from a government university in the Republic of China. Ms. Chen has been Vice President and a Director of City Network since October 2002. Ms. Chen has been Vice General Manager of Sales and Marketing and a Director of City Network (Taiwan) since January, 1999. Ms. Chen's duty is to implement and develop the company's worldwide sales and marketing plan. Before joining the company, Ms. Chen had ten years experience working for the Taiwanese National Security Agency as a national policy analyst. Additionally, Ms. Chen spent three years working as head of sales and marketing for a Taiwanese public company.

      I-MIN OU has been Manager of the Technology Department and a Director of City Network since October 2002. From February 2001 to October 2002, Mr. Ou served as a Manager of the Tongnan Technology Company. From June 1999 to January 2001, he served as a Manager of the Gulite Technology Company. From February 1998 to May 1999, Mr. Ou was a Manager for the Hueng Kwuo Technology Company. From 1991 to 1997, he served as a Manager of the Ikuani Technology Company. Since graduating from Tongnan Industry Technology College in July 1991, I-Min
Ou has been primarily engaged in electronic engineering and computer automation industry. He has 11 years of experience in engineering.

      CHIN-YUAN, LIAO has been a Director and Manager of the Engineering Department since October 2002. From January 2000 to October 2002, Mr. Liao served as Manager of the Engineering Department for City Network (Taiwan). From February 1997 to November 2001, he served as Manager of Ikuan Engineering, Inc. From 1990 to 1996, Mr. Liao served as Manager of Taiwuang Engineering, Inc.

      The directors named above will serve until the next annual meeting of the Company's stockholders or until their successors are duly elected and have qualified. Directors will be elected for one-year terms at the annual stockholders meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists. There is no arrangement or understanding between any of the directors or officers of the Company and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current directors to the Company's board. There are also no arrangements, agreements or understandings between non-management shareholders that may directly or indirectly participate in or influence the management of the Company's affairs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCK HOLDER MATTERS

            (a) The following table sets forth as of January 10, 2002, the number and percentage of the 24,500,000 outstanding shares of common stock that were beneficially owned by (i) each person who is currently a director, (ii) each executive officer, (iii) all current directors and executive officers as a group and (iv) each person who, to the knowledge of the Company is the beneficial owner of more than 5% of the outstanding common stock.

Name and Address                                                         Common Shares           Percent of Class
----------------                                                         -------------           ----------------
Tiao-Tsan Lai                                                              2,000,000                       8%
13 F, No. 77, Hsin Tai Wu Road, Sec. 1 His-Chih
Taipei, Taiwan, R.O.C.

Hsin-Nan Lin                                                                   0                           0%
13 F, No. 77, Hsin Tai Wu Road, Sec. 1 His-Chih,
Taipei, Taiwan, R.O.C.

Name and Address                                                         Common Shares           Percent of Class
----------------                                                         -------------           ----------------
Alice Chen                                                                  61,000                        *%
13 F, No. 77, Hsin Tai Wu Road, Sec. 1 His-Chih
Taipei, Taiwan, R.O.C.

I-Min Ou                                                                    20,000                        *%
13 F, No. 77, Hsin Tai Wu Road, Sec. 1 His-Chih,
Taipei, Taiwan, R.O.C.

Chin-Yuan Liao                                                              45,000                        *%
13 F, No. 77, Hsin Tai Wu Road, Sec. 1 His-Chih
Chang Hua Hsien, Taiwan


All officers and directors as a Group (5 persons)                        2,126,000                       8.67%

*     Less than 1%.


RISK FACTORS

      Prospective investors should carefully consider the following risk factors, in evaluating us and our business. The factors listed below represent certain important factors which we believe could cause such results to differ. These factors are not intended to represent a complete list of the general or specific risks that may affect us. It should be recognized that other risks may be significant, presently or in the future, and the risks set forth below may affect us to a greater extent than indicated.

LIMITED OPERATING HISTORY

      City Network has a limited operating history upon which potential investors may base an evaluation of its prospects and there can be no assurance that City Network will achieve its objectives. City Network's prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stages of development, particularly companies in a rapidly evolving market such as the market for internet broadband and wireless infrastructure equipment and services. Such risks include, but are not limited to: City Network's ability to obtain and retain customers and attract a significant number of new customers, the growth of the satellite, wireless, broadband and Internet markets, City Network's ability to implement its growth strategy, especially the sales and marketing efforts, and the introduction of new devices and computer networks technologies in broadband and Internet services by City Network's competitors and by City Network.

FUTURE CAPITAL NEEDS, UNCERTAINTY OF FUTURE ADDITIONAL FINANCING

      City Network currently anticipates that its available funds and resources, including product sales will be sufficient to meet its anticipated needs for working capital and capital expenditures for the next twelve months. City Network will need to raise additional funds in the future in order to fund more aggressive brand promotion and more rapid expansion, to develop new or enhanced products, to respond to competitive pressures or to acquire complementary businesses or technologies. If additional funds are raised through the issuance of equity or convertible debt securities, the current stockholders may experience dilution and any such securities may have rights, preferences or privileges senior to those of the rights of City Network's Common Stock. There can be no assurance that additional financing will be available on terms favorable to City Network, or at all. If adequate funds are not available or not available on acceptable terms, City Network may not be able to fund its expansion, promote its brand names as City Network desires, take advantage of unanticipated acquisition opportunities, develop or enhance products or respond to competitive pressures. Any such inability could have a material adverse effect on City Network's business, results of operations and financial condition.

FLUCTUATIONS IN QUARTERLY OPERATING RESULTS

      City Network expects to experience significant fluctuations in future quarterly operating results that may be caused by many factors, including, among others: delays in introduction of products or product enhancements by City Network, its competitors or other providers of broadband and wireless internet access and equipment; costs associated with product or technology acquisitions; the size and timing of individual orders; competition and pricing in the broadband internet access industry; seasonality of revenues; customer order deferrals in anticipation of new products; market acceptance of new products; reductions in demand for existing products and shortening of product life cycles as a result of new product introductions; changes in operating expenses; changes in City Network's personnel; changes in regulatory requirements; mix of products sold; and general economic conditions. As a result, City Network believes that period-to-period comparisons of its results of operations are not necessarily meaningful and should not be relied upon as indications of future performance.

FAILURE TO MANAGE GROWTH WILL ADVERSELY AFFECT OPERATIONS

      City Network plans to significantly expand its sales, marketing, research and development activities, hire a number of additional employees, expand internal information, accounting and billing systems and establish additional distribution outlets throughout the world. In addition, City Network plans to expand its infrastructure by investing in additional research and development talent. In order to successfully manage growth, management must identify, attract, motivate, train and retain highly skilled managerial, financial, engineering, business development, sales and marketing and other personnel. Competition for this type of personnel is intense. If management fails to effectively manage City Network's growth, City Network's business and viability will be materially and adversely impacted.

CITY NETWORK MAY FAIL TO KEEP PACE WITH RAPIDLY CHANGING TECHNOLOGIES

      The market segments City Network is targeting are characterized by rapidly changing technology, evolving industry standards and frequent new product and service introductions. These factors require management to continually improve the performance, features and reliability of the array of City Network products. Management may not successfully respond quickly enough or on a cost-effective basis to these developments. City Network may not achieve widespread acceptance of its services before its competitors offer products and services with speed, performance, features and quality similar to or better than City Network products or that are more cost-effective than City Network's services.

WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY

      The market for internet broadband and wireless infrastructure equipment and services is rapidly evolving and highly competitive. Many of City Network's competitors and potential competitors have substantially greater financial, technical, and managerial and marketing resources, longer operating histories, greater name recognition and more established relationships than City Network. Since City Network's business is partially dependent on the overall success of the Internet as a communication medium, it also competes with traditional hardware based access and equipment providers. Management expects competition from these and other types of competitors to increase significantly.

CITY NETWORK MAY EXPERIENCE DIFFICULTIES IN INTEGRATING BUSINESSES, PRODUCTS AND TECHNOLOGIES IT MAY ACQUIRE INTO ITS BUSINESS

      City Network may acquire businesses, products and technologies and enter into joint ventures and strategic relationships with other companies. Any of these transactions exposes City Network to additional risks, including: the difficulty of assimilating and integrating the operations of the combined companies; retaining key personnel; the potential disruption of City Network's core business; and the potential additional expenses associated with amortization of acquired intangible assets, integration costs and unanticipated liabilities or contingencies.

LOSS OF KEY PERSONNEL COULD HARM OUR BUSINESS

      Given the early stage of development of City Network's business, it depends highly on the performance and efforts of its CEO, Mr. Andy Lai, its CFO, Mr. Hsin-Nan Lin, staff and the Board of Directors. If City Network should lose the service of any members of its management team or other key personnel, its business prospects will be materially impacted.

ENACTMENT OF NEW LAWS OR CHANGES IN GOVERNMENT REGULATIONS COULD ADVERSELY AFFECT CITY NETWORK'S BUSINESS

      City Network is not currently required to comply with direct regulation by any domestic or foreign governmental agency, other than regulations applicable to businesses generally and laws or regulations directly applicable to the Internet. However, due to the increasing popularity of the Internet, it is possible that additional laws may be adopted regarding the Internet, any of which could materially harm our business. The adoption of any additional laws may decrease the growth of Internet use, which could lead to a decrease in the demand for our services or increase the cost of doing business.

THE INABILITY TO OBTAIN PATENT AND COPYRIGHT PROTECTION FOR CITY NETWORK'S TECHNOLOGY OR MISAPPROPRIATION OF CITY NETWORK'S INTELLECTUAL PROPERTY COULD ADVERSELY AFFECT CITY NETWORK'S COMPETITIVE POSITION

      City Network's success depends on internally developed technologies, know-how, trademarks and related intellectual properties. Management regards the technology as proprietary and will attempt to protect it by seeking patents, copyrights or trademarks, and by invoking trade secret laws and confidentiality and nondisclosure agreements. Despite these precautions, it may be possible for a third party to obtain and use our services or technology without authorization.

      City Network intends to apply for registration of certain copyrights and a number of key trademarks and service marks and intends to introduce new trademarks and service marks. Management may not be successful in obtaining registration for one or more of these trademarks. Management may need to resort to litigation in the future to enforce or to protect intellectual property rights, including patent and trademark rights. In addition, City Network's technologies and trademarks may be claimed to conflict with or infringe upon the patent, trademark or other proprietary rights of third parties. If this occurred, City Network would have to defend itself against such challenges, which could result in substantial costs and the diversion of resources. Any of these events could materially harm City Network's business.

ITEM 5. OTHER EVENTS.

      On August 15, 2002, the Board of Directors of Investment Agents approved a reverse split of Investment Agents' common stock of one share for every fifty issued and outstanding shares. The reverse split was effectuated on August 22, 2002.

      On December 10, 2002, we filed a fictitious business name statement in Clark County, Nevada for use of the name City Network, Inc.

      On December 18, 2002, the OTCBB began quoting our common stock under the new ticker symbol "CYNW".

ITEM 7. FINANCIAL STATEMENTS, PRO FORM FINANCIAL INFORMATION AND EXHIBITS.

      (a)   Financial Statements

      The audited financial statements of Investment Agents for the fiscal years ended February 28, 2002 and 2001 and the interim period ending November 30, 2002 will be filed by amendment to this Report within 60 days after the date this Report must be filed.

      (b)   Exhibits

         Exhibit No.                Description
         -----------                -----------
         10.1                       Exchange Agreement


                           [ SIGNATURE PAGE FOLLOWS ]

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 INVESTMENT AGENTS, INC.
                                                   d/b/a CITY NETWORK INC.


Date:      January 14, 2003                      By:   /s/ Tiao-Tsan Lai
         ------------------------                    ---------------------------
                                                                  Tiao-Tsan Lai